   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             E-SYNC NETWORKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                      06-0625999
        (State or other jurisdiction               (I.R.S. Employer Identification No.)
              of incorporation)

                                35 NUTMEG DRIVE
                          TRUMBULL, CONNECTICUT 06611
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)
                            ------------------------

                       1994 EMPLOYEES' STOCK OPTION PLAN
                                      AND
                         1999 LONG-TERM INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)
                            ------------------------

                               DAVID S. TEITELMAN
                                   PRESIDENT
                                35 NUTMEG DRIVE
                          TRUMBULL, CONNECTICUT 06611
                                 (203) 601-3000
                      (NAME, ADDRESS AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:
                              DAVID I. ALBIN, ESQ.
                            FINN DIXON & HERLING LLP
                              ONE LANDMARK SQUARE
                          STAMFORD, CONNECTICUT 06901
                                 (203) 325-5000
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
                                                 PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
    TITLE OF SECURITIES           AMOUNT             OFFERING           AGGREGATE        REGISTRATION
     TO BE REGISTERED        TO BE REGISTERED    PRICE PER SHARE      OFFERING PRICE         FEE
-----------------------------------------------------------------------------------------------------
Common Stock, $.01 par
  value....................  1,143,000 shares        2.82(1)           3,223,260(1)       850.94(1)
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the weighted average of (i) $2.82 per share for 1,138,309 options granted to date and outstanding under the plans; and (ii) $5.50 per share for the remaining 4,691 shares issuable under the plans, which price is the average of the closing bid and asked prices per share of Common Stock of the Registrant reported on the National Quotations Bureau "pink sheets" on December 14, 1999.

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--------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1998, as amended by Form 10-KSB/A-1 with respect thereto, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) The Company's Current Report on Form 8-K dated January 28, 1999, filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

          (c) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended January 31, 1999, filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

          (d) The Company's Current Report on Form 8-K dated March 5, 1999, filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

          (e) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1999, filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

          (f) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1999, filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

          (g) The Company's definitive proxy statement for the Annual Meeting of Shareholders held on July 15, 1999, filed pursuant to Section 14(a) of the Exchange Act;

          (h) The Company's Current Report on Form 8-K dated July 28, 1999, filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

          (i) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1999, filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

          (j) The Company's Current Report on Form 8-K dated November 8, 1999, filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and

          (k) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated February 27, 1967, filed by the Company (then known as Trak Electronics Company, Inc.) pursuant to
     Section 12(g) of the Exchange Act.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports or documents. Statements made herein as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware empowers a corporation incorporated under the General Corporation Law to indemnify its present and former directors, officers, employees and agents and those who serve, or served, in such capacities with another enterprise at its request, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), in which such persons were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The power to indemnify exists only where such officer, director, employee or agent has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action, such person had no reasonable cause to believe his conduct was unlawful. In a threatened, pending or completed action or suit by or in the right of the corporation, the corporation may indemnify such person only for expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that if such person has been adjudged liable to the corporation then the corporation shall have no power of indemnification unless and only to the extent that a court shall determine upon application. Indemnity is mandatory as to expenses (including attorneys' fees) actually and reasonably incurred by a present or former director or officer of a corporation to the extent a claim, issue or matter has been successfully defended. Expenses (including attorneys' fees) incurred by an officer or director in defending any such action, suit or proceeding may be paid by the corporation in advance of final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation. Indemnification is not deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Any indemnification may be made only as authorized in the specific case upon a determination by the corporation that indemnification is proper under the circumstances because the person seeking to be indemnified has met the applicable standards of conduct set forth in the statute. With respect to the indemnification of a person who is a director or officer of the corporation at the time that determination is being made, such determination must be made by (i) a majority vote of disinterested directors even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. A Delaware corporation also has the power to purchase and maintain insurance on behalf of the persons it has the power to indemnify against liabilities asserted against such persons, whether or not indemnity against such liabilities would be permitted under the statute itself.

     The Company's Certificate of Incorporation provides that the Company shall indemnify, and advance expenses, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, to each person that such section grants the Company the power to indemnify and advance expenses to.

     As permitted by Section 102 of the Delaware General Corporation Law, the Company's Certificate of Incorporation also provides that no director of the Company shall be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for any liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improper dividend payments or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation further provides that to the extent that the General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by such law, as so amended.

     The Company also presently maintains directors' and officers' insurance which could affect the liability of such persons.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER
-------
   4.1     Certificate of Incorporation of E-Sync Networks, Inc. (the
           "Company"), incorporated by reference to Exhibit 3(i) to the
           Company's Current Report on Form 8-K, dated July 28, 1999
           (the "July 1999 8-K").
   4.2     Certificate of Designations, Preferences and Rights of
           Preferred Stock of the Company, setting forth the terms of the "Senior Convertible Series A Preferred Stock" of the
           Company, incorporated by reference to Exhibit 3(ii) to the
           July 1999 8-K
   4.3     By-laws of the Company, incorporated by reference to Exhibit
           3(iii) to the July 1999 8-K
   4.4*    1994 Employees' Stock Option Plan, as amended (the "1994
           Plan").
   4.5*    Form of Incentive Stock Option Agreement under the 1994
           Plan.
   4.6*    1999 Long-Term Incentive Plan (the "1999 Plan").
   4.7*    Form of Incentive Stock Option Agreement under the 1999
           Plan.
   4.8*    Form of Non Qualified Stock Option Agreement under the 1999
           Plan.
   4.9*    Form of Non Qualified Stock Option Agreement under the 1999
           Plan, pertaining to grants to non-employee directors.
  4.10*    Certificate of Designations, Preferences and Rights of
           Senior Convertible Series B Preferred Stock of the Company.
   5.1*    Opinion of Finn Dixon & Herling LLP, as to the legality of the securities being registered.
  23.1*    Consent of Grant Thornton LLP.
  23.2     Consent of Finn Dixon & Herling LLP (contained in Exhibit
           5.1 hereto).
  24.1     Power of Attorney (included on the signature pages).

---------------
* Filed herewith.

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Trumbull, State of Connecticut on this 12th day of November, 1999.

                                          E-SYNC NETWORKS, INC.

                                          By:    /s/ DAVID S. TEITELMAN
                                            ------------------------------------
                                            Name: David S. Teitelman
                                            Title: President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John C. Maxwell III, David S. Teitelman and Frank J. Connolly, Jr., or any of them, his attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorney's-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                             TITLE                              DATE
              ---------                             -----                              ----
      /s/ JOHN C. MAXWELL, III         Chief Executive Officer,                 November 12, 1999
------------------------------------   Chairman of the Board and
        John C. Maxwell, III           Director
                                       (principal executive officer)

     /s/ FRANK J. CONNOLLY, JR.        Chief Financial Officer and              November 12, 1999
------------------------------------   Corporate Secretary
       Frank J. Connolly, Jr.          (principal financial officer
                                       and accounting officer)

       /s/ DAVID S. TEITELMAN          President and Director                   November 12, 1999
------------------------------------
         David S. Teitelman

          /s/ PETER J. BONI            Director                                 November 12, 1999
------------------------------------
            Peter J. Boni

        /s/ STEPHEN D. GRUBBS          Director                                 November 12, 1999
------------------------------------
          Stephen D. Grubbs

         /s/ NATHAN GANTCHER           Director                                 November 12, 1999
------------------------------------
           Nathan Gantcher

                                 EXHIBIT INDEX

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
 4.1       Certificate of Incorporation of E-Sync Networks, Inc. (the
           "Company"), incorporated by reference to Exhibit 3(i) to the
           Company's Current Report on Form 8-K, dated July 28, 1999
           (the "July 1999 8-K").
 4.2       Certificate of Designations, Preferences and Rights of
           Preferred Stock of the Company, setting forth the terms of the "Senior Convertible Series A Preferred Stock" of the
           Company, incorporated by reference to Exhibit 3(ii) to the
           July 1999 8-K.
 4.3       By-laws of the Company, incorporated by reference to Exhibit
           3(iii) to the July 1999 8-K
 4.4*      1994 Employees' Stock Option Plan, as amended (the "1994
           Plan").
 4.5*      Form of Incentive Stock Option Agreement under the 1994
           Plan.
 4.6*      1999 Long-Term Incentive Plan (the "1999 Plan").
 4.7*      Form of Incentive Stock Option Agreement under the 1999
           Plan.
 4.8*      Form of Non Qualified Stock Option Agreement under the 1999
           Plan.
 4.9*      Form of Non Qualified Stock Option Agreement under the 1999
           Plan, pertaining to grants to non-employee directors.
 4.10*     Certificate of Designations, Preferences and Rights of
           Senior Convertible Series B Preferred Stock of the Company.
 5.1*      Opinion of Finn Dixon & Herling LLP, as to the legality of the securities being registered.
23.1*      Consent of Grant Thornton LLP.
23.2       Consent of Finn Dixon & Herling LLP (contained in Exhibit
           5.1 hereto).
24.1       Power of Attorney (included on the signature pages).

---------------
* Filed herewith.